Exhibit 10.34

BOISE CASCADE, L.L.C.

2004 DEFERRED COMPENSATION PLAN

(As Amended through November 1, 2009)

BOISE CASCADE, L.L.C.

2004 DEFERRED COMPENSATION PLAN

1.             Purpose of the Plan.  The purpose of the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (the “Plan”) is to further the growth and development of Boise Cascade, L.L.C. (the “Company”) by providing a select group of senior management and highly compensated employees of the Company and its subsidiaries the opportunity to defer a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company.  The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation.  The Plan is an unfunded plan.

2.             Definitions.

2.1           Bonus.  The payout amount earned by a Participant under an incentive plan of the Company, but only to the extent the award is payable in cash.

2.2           Change in Control.  A Change in Control shall be deemed to have occurred if:

(a)           Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

(b)           The following individuals cease for any reason to constitute at least a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the “Continuing Directors”); or

(c)           The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

(d)           The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

A transaction described in Section 2.2(c) which is not a Change in Control of the Company solely due to the operation of Subsection 2.2(c)(i)(a) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least 2 years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

For purposes of this Section, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of this Section, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)

and 14(d) thereof, except that “Person” shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

2.3           Committee.  The Compensation Committee of the Board of Managers of Boise Cascade Holdings, L.L.C. or, in the absence of such a committee, the Retirement Committee appointed by such board.

2.4           Compensation.  A Participant’s Salary and Bonus.  Compensation (either Salary or Bonus) shall not include (a) any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or any savings or 401(k) plan sponsored by the Company or (b) any amounts paid as the result of a Participant’s Separation from Service, such as pay for unused paid time off, severance, or pay in lieu of notice; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose.  Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant, exercise, or payment of any equity award issued by the Company or any affiliate or subsidiary or as a result of the disposition of such equity award, except to the extent the award is payable in cash or the Committee determines that the award shall be included in Compensation for purposes of this Plan.  Effective January 1, 2008, “Compensation” shall not include any amount paid as a retention bonus.

2.5           Deferral Election.  A Participant’s irrevocable election to defer part of his or her Compensation.

2.6           Deferred Account.  The record maintained by the Company for each Participant of the cumulative amount of (a) Compensation deferred pursuant to this Plan, (b) the amount of any Company matching allocation, and (c) imputed gains or losses on those amounts accrued as provided in Section 4.8.

2.7           Deferred Compensation Agreement.  Collectively, a Participant’s Deferral Election and Distribution Election.

2.8           Deferred Compensation and Benefits Trust.  An irrevocable trust (the “DCB Trust”) which may be established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company’s creditors in the event of bankruptcy or insolvency.

2.9           Disability.  A Participant will be deemed to have incurred a Disability where the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan maintained by the Company, or (c) has been determined to be totally disabled by the Social Security Administration.

2.10         Distribution Election.  A Participant’s election of the method and timing of his or her Deferred Account.

2.11         Investment Account.  Any of the accounts identified by the Company from time to time, described in Exhibit A, to which Participants may allocate all or any portion of their Deferred Accounts for purposes of determining the gains or losses to be assigned to the Deferred Accounts.

2.12         Participant.  A Key Executive (as defined in Section 4.1) who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

2.13         Rule of 70.  The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

2.14         Salary.  A Participant’s salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan, any before-tax contribution election under a 401(k) plan sponsored by the Company, and any before-tax contribution election under a Section 125 (cafeteria) plan sponsored by the Company.

2.15         Separation from Service.  The Participant’s ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or Disability, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Separation from Service for purposes of this Plan.  A Separation from Service shall also occur if (a) the Participant is on a leave of absence that exceeds 6 months and the Participant does not have a statutory or contractual right of reemployment, in which case, Separation from Service shall be deemed to have occurred on the first day following the 6-month period, (b) the Participant is on a leave of absence that exceeds 6 months and the Participant’s statutory or contractual right of reemployment ends, in which case Separation from Service shall be deemed to have occurred on the first day following the end of the right of reemployment, or (c) the Company and the Participant reasonably anticipate that the level of services the Participant will perform for the Company (whether as an employee or an independent contractor) will permanently decrease to 20% or less of the average level of services performed for the Company over the preceding 36 months.  Determination of whether a Separation from Service has occurred will be made subject to the facts and circumstances of each situation and will comply with Internal Revenue Code Section 409A.

2.16         Unforeseeable Emergency.  A severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant or his or her spouse, beneficiary or dependent (as defined in Internal Revenue Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, such as medical expenses or funeral expenses for the Participant’s spouse, beneficiary or dependent (as defined earlier in this subsection).  The determination of whether an event constitutes an Unforeseeable Emergency shall be made based on the facts and circumstances of the specific event.

3.             Administration and Interpretation.  The Company, acting through its chief executive officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan.  This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan.  The Company may also adopt any rules it deems necessary to administer the Plan.  The Company’s responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company’s management.  Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company.  Any Participant may appeal any action or decision of these employees to the Company’s chief executive officer.  Any interpretation or decision by the Company’s chief executive officer shall be final and binding on the Participants.  Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11.

4.             Participant Deferral and Distribution Elections.

4.1           Eligibility.  The Company shall identify those employees of the Company or any of its subsidiaries who are eligible to participate in this Plan (“Key Executives”).  Eligibility to participate in the Plan is entirely at the discretion of the Company and shall be limited to a select group of senior management or highly compensated employees.  Eligibility to participate in this Plan for any calendar year shall not confer the right to participate during any subsequent year.

4.2           Execution of Agreement.  A Key Executive who wishes to participate in the Plan must execute a Deferred Compensation Agreement either (a) for newly eligible individuals, within 30 days after first becoming eligible to participate in the Plan, to defer Salary to be earned during the remainder of that calendar year, and Salary and/or Bonus to be earned during subsequent years, or (b) prior to January 1 of the first calendar year for which the Deferred Compensation Agreement will be effective, provided that an election to defer Bonus which qualifies as “performance-based compensation” under Internal Revenue Code Section 409A and the regulations thereunder must be made no later than 6 months prior to the end of the period with respect to which the Bonus is earned (other than elections with respect to the annual bonus for 2004, which must be made at the time of the initial election).

4.3           Deferral Election.  When a Key Executive first becomes eligible to participate, he or she shall have the opportunity to make a Deferral Election which shall apply to Compensation earned and paid subsequent to the date of election.  Each year thereafter that the Participant remains eligible to participate, the Participant shall have the opportunity to make a Deferral Election with respect to his or her Compensation earned in the following calendar year.  Deferral Elections shall be made either by submission of a written Deferral Election Form in substantially the form provided in Appendix A or by completion of an online enrollment process, as designated by the Company.  The Compensation otherwise paid to a Participant during each calendar year beginning after receipt of the Participant’s Deferral Election shall be reduced by the amount elected to be deferred.  Elections to defer Compensation are irrevocable as of the end of the period for executing the Deferred Compensation Agreement under Section 4.2 with respect to initial Deferral Elections, and as of the end of the annual enrollment period established by the Company pursuant to Section 4.4 with respect to subsequent Deferral Elections, except as otherwise provided in this Plan.  The amount of Compensation to be deferred will be specified in the Deferral Election Agreement, must be at least 6% of the Participant’s Compensation, and will be limited to specified maximum percentages (designated by the Company’s senior human resources officer) of the Participant’s Compensation.

4.4           Change of Deferral Election.  A Participant who wishes to change an election to defer Compensation may do so by submitting a new Deferral Election during the annual enrollment period established by the Company prior to January 1 of the year for which the change in election is to be effective.  If a Participant does not request a change in his or her Deferral Election, the Participant’s current Deferral Election shall become irrevocable with respect to compensation to be earned during the following year on December 31 of the current year.

4.4A        Cessation of Deferrals.  A Participant who takes a hardship distribution from a qualified 401(k) plan sponsored by the Company may not contribute to this Plan for at least 6 months after that hardship withdrawal.  Deferrals will be automatically stopped upon such a hardship withdrawal.  The Participant may make a new Deferral Election during the next annual enrollment period following the  conclusion of the 6-month period.

4.5           Distribution Election.  At the time a Participant first elects to defer Compensation under Section 4.3, he or she must elect a distribution option for his or her Deferred Account either by submitting a written Distribution Election Form in substantially the form provided in Appendix A or by completion of an online enrollment process, as designated by the Company.  Elections regarding distribution of Deferred Accounts under this Plan are irrevocable when made except as otherwise provided in this Plan.

4.6           Change of Distribution Election.

4.6.1        In General.  A Participant may request, in writing, a change of his or her Distribution Election at any time.  The new election must (a) defer commencement of distribution for at least 5 years from the date distribution would have commenced under the original Distribution Election and (b) be received by the Company at least 12 months prior to the commencement of distribution of the Participant’s Deferred Account under the original Distribution Election.  The Company shall approve the request if it meets the requirements of this section.  Approved requests shall not take effect until 12 months after the date the request was submitted.

4.6.2        2007 Election.  Notwithstanding the provisions of Section 4.6.1, any Participant who has a Deferred Account as of November 1, 2007, may request, in writing, a one-time change of his or her Distribution Election during the election period specified by the Company during 2007, but in no event later than December 31, 2007, provided that such election may apply only to amounts that would not otherwise be payable in 2007 and further provided that such election may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.  This election shall not be available to any Participant whose distributions will have commenced as of December 31, 2007.

4.7           Company Matching Contribution.  A Participant may elect to have the Company allocate to the Participant’s Deferred Account an additional amount equal to the Company matching contribution that would otherwise be made to the Participant’s account in a company-sponsored 401(k) plan (assuming a 6% Participant contribution to that plan).  The Company matching contribution will be allocated to the Investment Account to which the Participant’s deferrals of Compensation are allocated.

4.8           Deferred Account Allocations and Adjustments.  The Company shall maintain a record of each Participant’s Deferred Account balance, including deferrals and adjustments.  Each Participant’s Deferred Account shall be adjusted to reflect the imputed interest, gains or losses attributable to the applicable Investment Account(s) selected by the Participant.  Interest earned will be credited to a Participant’s account on the last day of each month.  Computation of the imputed interest, gains or losses with respect to any Investment Account shall be at the Company’s sole discretion.

4.9           Investment Accounts.  If the only Investment Account offered is the Stable Value Account, Participants’ deferrals will be automatically allocated to the Stable Value Account.  If more than one Investment Account is offered, the following terms apply:

4.9.1        Each Participant must allocate his or her current deferrals of Compensation to one or more of the offered Investment Accounts, either by submission of a written allocation form or by completion of an online allocation process, as designated by the Company and subject to any restrictions established by the Company.

4.9.2        Participants who are active employees may change the allocation of future deferrals to or from any Investment Account on any business day, with any change effective as of the first pay period beginning after the date of the change.

4.9.3        Participants who are active employees or who are separated from service under Section 5.2.2, may move all or any portion of their Deferred Account balance among any of the Investment Accounts, other than the Stable Value Account, on any business day, with any change effective as of the next business day.

4.9.4        Deferred Account balances allocated to the Stable Value Account may not be allocated to any other Investment Account.

4.9.5        Participants who are separated from service under Section 5.2.1 may not change the allocation of their Deferred Accounts among Investment Accounts.

4.10         Internal Revenue Code Section 457A Compliance.  Notwithstanding anything to the contrary, if the Company reasonably believes that the Plan may be subject to Internal Revenue Code Section 457A (“Section 457A”) in the following year, the Company may choose to not permit Participants to make any deferrals into the Plan for that year or may permit Participants to make deferrals into the Plan with the proviso that contributions made for that year (including Participant deferrals, any Company contributions and any imputed earnings or interest on those deferrals and/or Company contributions) may be paid to the Participant pursuant to Section 5.8.3 if it is determined that Section 457A does apply for that year.  This decision shall be made prior to annual enrollment for the applicable year.

5.             Distributions.

5.1           Distributions in General.  The Company shall distribute a Participant’s Deferred Account balance according to the Participant’s Distribution

Election, except as otherwise provided in this Section 5.  The designated payment date for purposes of Internal Revenue Code Section 409A shall be the date stated in the Participant’s Distribution Election, except as otherwise provided in this Section 5.

5.2           Plan Benefits Upon Separation from Service.

5.2.1        Upon Separation from Service for reasons other than death or Disability prior to satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, the Participant’s entire Deferred Account balance shall be automatically allocated to the Stable Value Account, notwithstanding any investment elections or allocation decisions previously made by the Participant.  In addition, the imputed interest rate on the Participant’s Deferred Account balance shall be adjusted, effective as of the date of Separation from Service, to a rate equal to Moody’s (as such term is defined in Exhibit A).  That rate shall apply to all undistributed amounts of the Participant’s Deferred Account prospectively from the date of Separation from Service until such amounts are distributed from the Plan (except as otherwise provided under Section 5.6).  Distributions under this Section 5.2.1 shall be made according to the Participant’s Distribution Election.

5.2.2        Upon Separation from Service due to death or Disability or upon Separation from Service after satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her Deferred Account according to his or her Distribution Election.  Unpaid balances under the installment election shall continue to be credited with imputed gains or losses based on the applicable Investment Account.  Deferred Account balances for such Participants that are allocated to the Stable Value Account shall continue to be credited with imputed interest at Moody’s times 130% prospectively from the date of Separation from Service until such amounts are distributed from the Plan (except as otherwise provided under Section 5.6).

5.3           Hardship Distribution.  If an Unforeseeable Emergency occurs, a Participant may request a lump-sum distribution of an amount reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  Determination of the amount reasonably necessary to satisfy the emergency need must take into account any additional compensation available due to the cancellation of the Participant’s Deferral Election pursuant to this Section 5.3.  The Participant shall document, to the Company’s satisfaction, that distribution of all or part of his or her account is necessary to satisfy the Unforeseeable Emergency.  A Participant requesting a distribution under this Section must not have access to other funds, including proceeds of any loans (including loans under tax-qualified plans), sufficient to satisfy the need.  Upon receipt of a request under this Section, the Company may, in its sole discretion, distribute a portion of the Participant’s account balance in a lump sum, to the extent necessary to satisfy the emergency need.  Any distribution will be made within 90 days of the Company’s receipt of such request.  The Participant shall sign all documentation requested by the Company relating to the distribution.  If a Participant receives a distribution from the Plan under this Section, his or her current Deferral Election shall be cancelled, and he or she shall not be eligible to participate in this Plan or any other nonqualified deferred compensation plan maintained by the Company for a period of 12 months following the date of the distribution.  The Participant may make a new Deferral Election during the next annual enrollment period following the conclusion of the 12-month period.

5.4           Small Account Distributions.  If a Participant’s Deferred Account balance is less than $10,000 on the date of Separation from Service, the Company shall distribute the entire Deferred Account balance in a lump sum to the Participant within 90 days following the Participant’s Separation from Service, regardless of the Participant’s Distribution Election, and the Participant shall have no further rights or benefits under this Plan.

5.5           Distributions Following Participant Death; Designation of Beneficiary.  The Company shall make all payments to the Participant, if living.  A Participant shall designate a beneficiary by filing a beneficiary designation in the form and manner prescribed by the Company.  A Participant may change his or her beneficiary at any time by filing a new beneficiary designation in the form and manner prescribed by the Company.  If a Participant dies either before benefit payments have commenced under this Plan or after his or her benefits have commenced but before his or her entire Deferred Account has been distributed, his or her designated beneficiary shall receive any benefit payments in accordance with the Participant’s Distribution Election.  If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant’s estate.  The designated payment date for distributions under this Section shall be the date of the Participant’s death.

5.6           Effect of a Change in Control.  The provisions of this Section 5.6 shall apply upon a Change in Control.

5.6.1        Notwithstanding anything in this Plan to the contrary, after the third anniversary of a Change in Control, the imputed interest credited to Participants’ account balances under this Plan shall not be based on an annualized rate in excess of 100% of Moody’s.

5.6.2        Payment of a Participant’s Deferred Account balance shall be made according to the Participant’s Distribution Election.

5.6.3        Any Participant whose employment is involuntarily terminated for any reason other than disciplinary reasons within 3 months prior to the date of the Change in Control shall be deemed, solely for purposes of this Section 5.6, to be employed by the Company until the occurrence of the Change in Control and to have been terminated immediately thereafter.

5.7           Distributions Pursuant to a Domestic Relations Order.

5.7.1        A domestic relations order relating to benefits under this Plan shall be reviewed by the Company’s senior human resources officer or his or her delegate.  The individual shall determine whether the order satisfies the definition in Internal Revenue Code Section 414(p).  The Company may establish procedures for reviewing and processing a domestic relations order similar to the processing of domestic relations orders under the Company’s qualified plans.

5.7.2  The order must specify the name and last known mailing address and social security number of the Participant and each alternate payee.  It must name the plan to which it applies.  It must specify the percentage or amount of the Participant’s benefit which is payable to an alternate payee and the date as of which the amount or percentage is determined.  The order cannot require the Plan to (a) pay any form of benefit not permitted under the Plan, (b) provide a benefit greater than the benefit to which the Participant is entitled, or (c) affect the benefits of another alternate payee with respect to whom a domestic relations order has previously been accepted by the Plan.

5.7.3  If the order is acceptable, a distribution to the alternate payee pursuant to the terms of the order shall be authorized as soon as administratively practicable without regard to the time distribution would be made to the affected Participant.  If the order is not acceptable, that shall be communicated in writing to the Participant and the alternate payee, including identification of the provisions of the order that cause it to be unacceptable.

5.8           Section 457A Distributions.

5.8.1  Notwithstanding anything to the contrary, the portion of a Participant’s Deferred Account comprised of Participant deferrals and Company contributions which are attributable to services performed before January 1, 2009, (including any imputed earnings or interest on those deferrals and/or Company contributions) shall be paid out during the last taxable year beginning before January 1, 2018, to the extent that Section 457A applies to the Plan and requires inclusion of such benefits in the Participant’s gross income at that time and such amount has not already been paid out pursuant to another provision of this Plan.

5.8.2  The portion of a Participant’s Deferred Account comprised of Participant deferrals and Company contributions which are attributable to services performed during 2009 (including any imputed earnings or interest on those deferrals and/or Company contributions) is includible in the Participant’s income for 2009 pursuant to Section 457A and shall be paid to the Participant on or before December 31, 2009.

5.8.3  The portion of a Participant’s Deferred Account comprised of Participant deferrals and Company contributions which are attributable to services performed after 2009 (including any imputed earnings or interest on those deferrals and/or Company contributions), if any, shall be paid to the Participant to the extent that, and during the Participant’s taxable year in which, such amount is includible in the Participant’s income pursuant to Section 457A.

5.8.4  The changes in the time of payment made pursuant to this Section 5.8 are intended to conform the date of distribution of any portion of the Participant’s Deferred Account to the date the amount may be required to be included in income pursuant to Section 457A, if earlier than the date such amount would otherwise be distributed.  As such, any change in the time of payment pursuant to this Section 5.8 will not be treated as an impermissible acceleration under Internal Revenue Code Section 409A.

6.             Miscellaneous.

6.1           Assignability.  A Participant’s rights and interests under the Plan may not be assigned or transferred except in the event of the Participant’s death, as described in Section 5.5, or in the case of a domestic relations order, as described in Section 5.7.

6.2           Taxes.  The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

6.3           Form of Communication.  Deferral Elections and Distribution Elections shall be made as provided in Sections 4.2 through 4.7.  Beneficiary designations shall be made as provided in Section 5.5.  Any other application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe.  Such communication shall be effective upon receipt by the Company’s senior human resources officer at 1111 West Jefferson Street, PO Box 50, Boise, Idaho 83728.

6.4           Service Providers.  The Company may, in its sole discretion, retain one or more independent entities to provide services to the Company in connection with the operation and administration of the Plan.  Except as specifically delegated or assigned to any such entity in writing, the Company shall retain all discretionary authority under this Plan.  No Participant or other person shall be a third party beneficiary with respect to, or have any rights or recourse under, any contractual arrangement between the Company and any such service provider.

7.             Amendment and Termination.  The Committee may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant’s prior consent.

8.             Unsecured General Creditor.  Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company.  The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

9.             Deferred Compensation and Benefits Trust.  Upon the occurrence of a Change in Control of the Company or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company’s obligations under this Plan in whole or in part (the “Funding Amount”).  Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust.  In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan.  The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits.  The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

10.           Claims Procedure.

10.1         In General.  Claims for benefits under the Plan, other than claims for Disability benefits under Section 5.2.2, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company’s senior human resources officer, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company.  The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim.  Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed.  This 90-day period may be extended an additional 90 days for special circumstances by the senior human resources officer, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period.  If the claim is denied, the senior human resources officer shall notify the claimant in writing.  This written notice shall:

•                                          state the specific reasons for the denial,

•                                          refer to the provisions of the Plan on which the determination is based,

•                                          describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,

•                                          explain how the claimant may submit the claim for review and state applicable time limits, and

•                                          state the claimant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review.

10.2         Disability Claims.  Claims for Disability benefits under Section 5.2.2 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company’s senior human resources officer, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company.  The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim.  Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed.  This 45-day period may be extended for up to two additional 30-day periods by the senior human resources officer, in his or her sole discretion, in each case for reasons beyond the Plan’s control and by providing written notice of the extension to the claimant prior to the expiration of the current period.  If additional information is needed from the Participant in order to make a decision on the claim, the senior human resources officer will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information.  If the claim is denied, the senior human resources officer shall notify the claimant in writing.  This written notice shall:

•                                          state the specific reasons for the denial,

•                                          refer to the provisions of the Plan on which the determination is based,

•                                          describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,

•                                          explain how the claimant may submit the claim for review and state applicable time limits,

•                                          if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,

•                                          if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant’s circumstances, will be provided at no charge upon request, and

•                                          state the claimant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review.

11.           Claims Review Procedure.

11.1         In General.  Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for Disability benefits under Section 5.2.2 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim.  A request for review, together with a written statement of the claimant’s position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 10.1, and shall be filed with the Company’s senior human resources officer.  The senior human resources officer shall promptly inform the Company’s chief executive officer, who shall be the named fiduciary of the Plan for purposes of claim review.  The chief executive officer shall make his or her decision, in writing, within 60 days after receipt of the claimant’s request for review.  This 60-day period may be extended an additional 60 days if, in the chief executive officer’s sole discretion, special circumstances warrant the extension and if the chief executive officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period.  The written decision shall be final and binding on all parties and shall:

•                                          state the facts and specific reasons for the decision,

•                                          refer to the Plan provisions upon which the decision is based,

•                                          state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and

•                                          state the claimant’s right to bring an action under Section 502(a) of ERISA.

11.2         Disability Claims. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for Disability benefits under Section 5.2.2 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim.  A request for review, together with a written statement of the claimant’s position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company’s senior human resources officer no later than 180 days after receipt of the written notification provided for in Section 10.2.  The senior human resources officer shall promptly inform the Company’s chief executive officer, who shall be the named fiduciary of the Plan for purposes of claim review.  The chief executive officer shall make his or her decision, in writing, within 45 days after receiving the claimant’s request for review.  This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the chief executive officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:

•                                          state the facts and specific reasons for the decision,

•                                          refer to the Plan provisions upon which the decision is based,

•                                          state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,

•                                          indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

•                                          if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant’s circumstances, will be provided at no charge upon request, and

•                                          state the claimant’s right to bring an action under Section 502(a) of ERISA.

12.           Lawsuits, Jurisdiction, and Venue.  No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11.  Any such lawsuit must be initiated no later than the earlier of (a) one year after the event(s) giving rise to the claim occurred or (b) 60 days after a final written decision was provided to the claimant under Section 11.  Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho.  Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action.  To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

13.           Effective Date of Plan.  This Plan shall become effective as of October 29, 2004.

EXHIBIT A

INVESTMENT ACCOUNTS

Stable Value Account.  Deferred Accounts allocated to this account shall be credited, while the Participant is actively employed with the Company, with imputed interest equal to an annualized rate of interest equal to 130% of Moody’s Composite Average of Yields on Corporate Bonds (“Moody’s”) as determined each month from Moody’s Bond Record (as published by Moody’s Investor’s Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion.  Moody’s, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month.  Upon Separation from Service, Deferred Accounts allocated to this account shall be credited with either Moody’s times 130% or with Moody’s, as provided in Section 5.2 of the Plan.

APPENDIX A

Boise Cascade, L.L.C.

Form of Deferral Election Form

THIS DEFERRAL ELECTION FORM constitutes my election to participate in the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (the “Plan”), subject to the terms of the Plan.  I acknowledge that the Company has designated me as a Participant in the Plan.

I acknowledge that the elections below will apply to (a) my Salary paid in 20     and in successive years and (b) my Bonus earned in 20     and paid in 20     and in successive years unless I elect to change this deferral election as provided in the Plan.  I will have the opportunity each year to make a different deferral election for the following year.

Compensation (Base Salary and Bonus) Deferral Election

☐            I do NOT elect to defer any of my Compensation (salary and bonus).

☐            I elect to defer         % (minimum 6%, maximum       %) of my cash Compensation (salary and bonus).

Additional Bonus Deferral Election

☐            I do NOT elect to defer any additional portion of my Bonus.

☐            I elect to defer an additional          % (minimum 6%, cannot exceed 90% when added to the Compensation Deferral Election) of my Bonus.

Company Matching Contributions

☐            I do NOT elect to have matching contributions made to this Plan in lieu of any company matching contributions made to my account in the 401(k) plan.

☐            I elect to have matching contributions made to this Plan in lieu of any company matching contributions made to my account in the 401(k) plan.

The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income.  The Company advises Participants to consult with an attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferral Election and the Plan.

Signed:

Date:	Printed Name:

Boise Cascade, L.L.C.

Form of Distribution Election Form

THIS DISTRIBUTION ELECTION FORM applies to my Deferred Account balance under the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (the “Plan”), which is incorporated into this agreement.  I understand that this election is irrevocable except as provided in the Plan.

I elect the following form of distribution of my Deferred Account balance:

☐            Lump-sum payment.

☐            Monthly installment payments over a period of                  years (not to exceed 15 years).  Payments will be approximately equal in amount.

☐            Other.  Describe in detail in an attachment.

I elect the following distribution beginning date:

☐            January 1 of the year following Separation from Service.

☐            The first of the month following the later of age 55 or Separation from Service.

☐            The first of the month following the later of age 65 or Separation from Service.

☐            The first of the month following the later of                      (date) (cannot be later than age 65) or Separation from Service.

If I die before distributions from the Plan begin, the Company will pay my designated beneficiary the Deferred Account balance as:

☐            Lump-sum payment.

☐            Monthly installment payments over a period of               years (not to exceed 15 years).  Payments will be approximately equal in amount.

☐            Other.  Describe in detail below or in an attachment.

If I choose installment payments and I die after installment payments have begun, the Company will pay my designated beneficiary:

☐            The remaining installment payments.

☐            Lump sum of the remaining Deferred Account balance.

Signed:

Date:	Printed Name: